UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2006

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

55 Waugh Drive, Suite 1000	77007
Houston, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 8, 2006, Kirby Corporation’s senior management will make a presentation to investors and analysts from 8:15 a.m. (Central time) until approximately 10:30 a.m. (Central time) in Houston, Texas. A live webcast of the presentation will be available to the public and replays will be available after the meeting. The webcast can be accessed by visiting Kirby’s Web site at http://www.kirbycorp.com/.

A copy of the material prepared by Kirby for the presentation, substantially in the form intended to be used, is included as Exhibit 99.1 to this report and is also posted on Kirby’s Web site at http://www.kirbycorp.com/ in the Investor Relations section under Investor and Analyst Meeting, November 8, 2006.

In the afternoon on November 8, 2006, Chemical Market Associates, Inc. (CMAI) will present on the outlook for the petrochemical industry and Purvin & Gertz, Inc. will present on the refined products market. As a convenience to interested persons, and without any express or implied endorsement by Kirby, copies of prepared materials for those two presentations are available on Kirby’s Web site in the Investor Relations section under Investor and Analyst Meeting, November 8, 2006. CMAI and Purvin & Gertz, Inc. is each solely responsible for its own presentation. The information, analysis and opinions contained in those two presentations are those of the presenting organizations alone. Kirby has no responsibility for the content of either of those presentations.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Kirby Corporation slide presentation dated November 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ G. STEPHEN HOLCOMB
G. Stephen Holcomb
Vice President, Investor Relations

Dated: November 8, 2006

EXHIBIT INDEX

Exhibit 99.1	Kirby Corporation slide presentation dated November 8, 2006